Exhibit 99.1

Arrow Resources Development, Ltd.

Pro Forma Consolidated Balance Sheet

September 30, 2005

(Unaudited )

	Consolidated Arrow Resources Development, Ltd.	Consolidated SRC Technologies, Inc. (A)	Pro forma Adjustments		Consolidated Arrow Resources Development, Ltd. Pro forma
Cash & equivalents	79,641	(28,196)			51,445
Accounts receivable, net	250,541	(243,515)			7,026
Inventory	466,477	(466,477)			—
Investment in subsidiaries	—	—			—
Other current assets	9,642	(5,962)			3,680

Total	806,301	(744,150)	—		62,151

Fixed assets, net	315,099	(312,300)			2,799
Intellectual property, net	1,312,140	(1,312,140)			—
Goodwill	7,285,894	(7,285,894)			—
Marketing & distribution agreement	125,000,000	—			125,000,000
Other assets	—	—			—
Due to/from parent/sub	—	—			—
		—			—

Total assets	134,719,434	(9,654,484)	—		125,064,950

A/P & accrued	2,330,434	(838,929)	(783,263	)B	708,242
Interest payable	250,481	(67,699)	(182,782	)B	—
ST credit aggrangements	—	—			—
Line of credit	—	—			—
Current portion of notes payable	12,148	(12,148)			—
Due to related party	1,282,918	—	(1,282,918	)C	—
Notes & debenture payable	502,455	(333,080)	(169,375	)B	—
Subordinated notes payable 10%	1,300,000	(150,000)	(1,150,000	)B	—
Debentures payable 12%	100,000	—	(100,000	)B	—
Tax assessment payable	7,500	—			7,500
Senior secured note payable to rel party	124,649,990	—	(124,649,990	)C	—
Other notes payable	—	—	—		—

	130,435,926	(1,401,856)	(128,318,328)		715,742

LT notes payable	—	—	—		—
Deferred grant revenue	—	—	—		—
					—

Total liabilities	130,435,926	(1,401,856)	(128,318,328)		715,742

Preferred stock	145	(4)	(141	)B	—
Common stock	127	—	6,368	C	6,495
APIC	30,243,169	(10,114,981)	128,278,811	C	148,406,999
Accumulated deficit	(23,086,833)	1,862,357	33,290	D	(21,191,186)

	7,156,608	(8,252,628)	128,318,328		127,222,308

Less treasury stock 1,238,656 shares	(2,873,100)	—	—		(2,873,100)

Total equity	4,283,508	(8,252,628)	128,318,328		124,349,208

Total liabilities & equity	134,719,434	(9,654,484)	—		125,064,950

Arrow Resources Development, Ltd.

Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2005

(Unaudited )

	Consolidated Arrow Resources Development, Ltd.	Consolidated SRC Technologies, Inc. (A)	Pro forma Adjustments		Consolidated Arrow Resources Development, Ltd. Pro forma
Revenues:
Product sales	801,589	(801,589)			—
Service fee income	522,741	(522,741)			—
Internet related income	77,703	—			77,703
P&L from subsidiaries	—	—			—

Total	1,402,033	(1,324,330)	—		77,703

Cost of goods sold	400,167	(400,167)			—

Gross profit	1,001,866	(924,163)	—		77,703

Other expenses:
Selling	53,542	(53,542)			—
Compensation & related costs	335,947	(335,947)			—
Organizational costs	36,860	—			36,860
General & administrative	2,219,385	(339,455)			1,879,930
Product development	—	—			—
Depreciation & amortization	114,816	(114,416)			400

	2,760,550	(843,360)	—		1,917,190

Loss before other income (expenses)	(1,758,684)	(80,803)	—		(1,839,487)

Other income (expenses):
Amortization of debt discount	(33,290)	—	33,290	D	—
Grant income	300,000	—			300,000
Gain on sale of subsidiary	341	(341)			—
Tax settlement	—	—			—
Interest income	(143,569)	60,069			(83,500)
Interest expense	24	(24)			—

	123,506	59,704	33,290		216,500

Provision for income taxes		—			—
Net loss	(1,635,178)	(21,099)	33,290		(1,622,987)

Loss per common share - basic	$(0.15)			E	$(0.00)
Weighted average shares outstanding - basic	11,263,137			E	648,432,149

Arrow Resources Development, Ltd.

Pro Forma Consolidated Balance Sheet

December 31, 2004

(Unaudited )

	Consolidated Arrow Resources Development, Ltd.	Consolidated SRC Technologies, Inc. (A)	Pro forma Adjustments		Consolidated Arrow Resources Development, Ltd. Pro forma
Cash & equivalents	84,408	(38,646)			45,762
Accounts receivable, net	172,010	(172,061)			(51)
Inventory	260,487	(260,487)			—
Investment in subsidiaries		—			—
Other current assets	8,273	(8,273)			—

Total	525,178	(479,467)	—		45,711

Fixed assets, net	394,509	(390,746)			3,763
Intellectual property, net	1,361,948	(1,361,948)			—
Goodwill	7,285,894	(7,285,894)			—
Marketing & distribution agreement	—	—			—
Other assets	21,265	(8,265)			13,000
Due to/from parent/sub	—	—			—
		—			—

Total assets	9,588,794	(9,526,320)	—		62,474

A/P & accrued	1,476,124	(591,640)	(707,042	)B	177,439
Interest payable	128,050	(26,768)	(101,282	)B	—
ST credit aggrangements	191,395	(191,395)			—
Line of credit	19,199	(19,199)			—
Current portion of notes payable	17,243	(21,297)	4,054	B	—
Due to related party	—	—			—
Notes & debenture payable	850,000	(491,335)	(358,665	)B	—
Subordinated notes payable 10%	966,710	—	(966,710	)B	—
Debentures payable 12%	—	—			—
Tax assessment payable	—	—			—
Senior secured note payable to rel party	—	—			—
Other notes payable	23,330	—	(23,330	)B	—

	3,672,051	(1,341,634)	(2,152,975)		177,439

LT notes payable	22,059	—	(22,059	)B	—
Deferred grant revenue	300,000	—	—		300,000
					—

Total liabilities	3,994,110	(1,341,634)	(2,175,034)		477,439

Preferred stock	134	—	(134	)B	—
Common stock	121	—	11	B	132
APIC	29,919,185	(7,285,894)	1,487,037	B	24,120,328
Accumulated deficit	(21,451,656)	(898,792)	688,120	D	(21,662,325)

	8,467,784	(8,184,686)	2,175,034		2,458,135

Less treasury stock 1,238,656 shares	(2,873,100)	—			(2,873,100)

Total equity	5,594,684	(8,184,686)	2,175,034		(414,965)

Total liabilities & equity	9,588,794	(9,526,320)	(0)		62,474

Arrow Resources Development, Ltd.

Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2004

(Unaudited )

	Consolidated Arrow Resources Development, Ltd.	Consolidated SRC Technologies, Inc. (A)	Pro forma Adjustments		Consolidated Arrow Resources Development, Ltd. Pro forma
Revenues:
Product sales	1,884,751	(1,884,751)			—
Service fee income	686,647	(686,647)			—
Internet related income	104,588	—			104,588
P&L from subsidiaries	—	—			—

Total	2,675,986	(2,571,398)	—		104,588

Cost of goods sold	1,553,749	(1,553,749)			—

Gross profit	1,122,237	(1,017,649)	—		104,588

Other expenses:
Selling	35,522	(35,522)			—
Compensation & related costs	1,081,175	(756,797)	(324,378	)D	—
Organizational costs	—	—			—
General & administrative	1,446,671	(646,994)			799,677
Product development	183,319	(183,319)			—
Depreciation & amortization	196,491	(193,943)			2,548

	2,943,178	(1,816,575)	(324,378)		802,225

Loss before other income (expenses)	(1,820,941)	798,926	324,378		(697,637)

Other income (expenses):
Amortization of debt discount	(199,710)	—	199,710	D	—
Grant income	—	—			—
Gain on sale of subsidiary	—	—			—
Tax settlement		—			—
Interest income	3,006	(32)			2,974
Interest expense	(316,051)	152,019	164,032	D	—

	(512,755)	151,987	363,742		2,974

Provision for income taxes	—	—			—
Net loss	(2,333,696)	950,913	688,120		(694,663)

Loss per common share - basic				E	$(0.00)
Weighted average shares outstanding - basic				E	647,714,094

Notes to the Unaudited Pro forma Financial Statements.

1. Basis of Pro Forma Presentation

The following unaudited pro forma consolidated balance sheet as of September 30, 2005 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 of are based on the historical financial statements of the Company after giving effect to the note settlement and the divestitures of SRC Technologies, Inc. and all of its subsidiaries.

On November 2, 2005, Arrow Resources Development, Ltd. (formerly CNE Group, Inc.) (the “Company”) settled a senior note payable for $125 million to Empire Advisory, LLC (“Empire”) though the issuance of 10,000,000 shares of voting Series AAA Preferred Stock convertible to 624 million shares of common shares, representing 96% of the Company’s outstanding stock. In addition, the Company repurchased all outstanding options and warrants of its common and preferred stock and retired all outstanding debt of the Company related to its consolidated subsidiary, SRC Technologies, Inc.

The pro forma consolidated financial statements have been obtained from, and should be read with, the historical consolidated financial statements and accompanying notes of the Company’s annual report on Form 10-KSB for the year ended December 31, 2004 filed on April 15, 2005 and Form 10-QSB/A for the nine months ended September 30, 2005 filed on November 22, 2005.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and, while they are based on assumptions that management believes are reasonable, they are not necessarily indicative of the financial position or results of operations of the Company that would have occurred had the above transactions been completed as of the dates indicated. The unaudited pro forma consolidated financial statements are not meant to project the Company’s financial position or results of operations for any period or as of any date, nor do they give effect to any matters other than those described above or in the notes.

2. Pro forma adjustments

Pro forma adjustments are necessary to reflect 1) the above note settlement and 2) the divestitures of SRC Technologies, Inc. and all of its subsidiaries, including the repurchases of options, warrants, and outstanding debt.

(A)

(1) On November 3, 2005, the Company entered into an agreement with Gary L. Eichsteadt, a former director, Thomas L. Sullivan, a former executive officer, and David B. Batzer pursuant to which The Company sold SRC Technologies, Inc. and SRC-ECI, Inc., SRC’s wholly-owned subsidiary, and a patent associated with these businesses, to Messrs. Eichsteadt and Sullivan in consideration for the cancellation of debt in the aggregate amount of $50,000 the Company owed to Messrs. Eichsteadt and Sullivan, the cancellation of debt in the aggregate amount of approximately $150,000 SRC owed to Mr. Eichstead, the cancellation of debt in the aggregate amount of approximately $300,000 SRC owed to Mr. Batzer, and the return to the Company by Messrs. Eichsteadt and Sullivan of an aggregate of 1,000,000 shares of Series AA Preferred Stock and 4,867,938 shares of Series C Preferred Stock and the return by Messrs. Eichsteadt, Sullivan and Batcher of options and warrants to purchase an aggregate of 486,000 shares of common stock. The Company has since retired and/or canceled all of the securities returned to the Company pursuant to this agreement. As part of this transaction Mr. Eichsteadt resigned as a director. All intercompany debt was eliminated prior to closing.

(2) On November 3, 2005, The Company entered into an agreement with USCL and Thomas Leyen pursuant to which all inter company debt was eliminated prior to closing, and the Company transferred USCL and two patents related to that business to Mr. Leyen and will pay certain of USCL’s obligations in the aggregate amount not to exceed $86,000 in consideration for Mr. Leyen canceling Options currently held by him to purchase an aggregate of 300,000 shares of Common Stock.

(B) Subsequent to September 30, 2005, the Company:

(1) exchanged or purchased 1,397,030 shares of Preferred Stock for Common Stock and thereafter retired this Preferred Stock;

(2) exchanged all outstanding debt, exclusive of accrued but unpaid salaries, directors’ and professional fees and expenses, and exclusive of the debt cancelled pursuant to the transactions described above relating to the sale of SRC Technologies, Inc. and subsidiaries, all outstanding warrants and options to purchased Preferred and Common Stock, and obtained releases from the former directors and certain creditors, in the aggregate amount of approximately $2,385,000.

C) On November 2, 2005, the Company issued 10,000,000 shares of Series AAA Preferred Stock to Empire in payment for the note in the principal amount of $125,000,000 issued by Arrow plus $1,282,918 due to Empire. In connection therewith, Empire has agreed to pay certain of the Company’s expenses, including expenses relating to this transaction, aggregating approximately $350,000. In December 2005, the 10,000,000 shares of Preferred Stock were converted to 624,000,000 shares of Common Stock, representing 96% of all outstanding shares of the Company.

D)

The pro forma Statements of Operations include elimination of amortization of debt discount, interest expense, and compensation expense related to the pro forma Balance Sheets as described above.

E)

The pro forma weighted average loss per share was computed using the historical weighted average as of the period end, plus 637,169,012 shares issued in conjunction with the pro forma adjustments described above.